CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT is made as of June 19, 2014, by and between Asia Green Food Enterprise Limited, a corporation incorporated under the laws of the British Virgin Islands (the “Contributing Stockholder”), and AGF Industrial Limited, a company newly formed under the laws of the State of Nevada, the United States of America (the “Company”).

RECITALS

The Company expects to file a Schedule 13E-3 with the Securities and Exchange Commission announcing its intention to cause the Company to effect a “short-form” merger (the “Merger”) with and into Asia Green Agriculture Corporation (“AGAC”) under Chapter 92A.180 of the Nevada Revised Statutes (the “NRS”), with AGAC as the surviving corporation (the “Surviving Corporation”), pursuant to which (i) the stockholders of AGAC other than the Company are entitled to receive cash in exchange for their shares of AGAC common stock, par value $0.001 per share (the “AGAC Common Stock”), and (ii) the Contributing Stockholder will own all of the outstanding shares of the Surviving Corporation.

     A. To effect the Merger, pursuant to the terms and conditions set forth herein, the Contributing Stockholder desires to contribute to the Company, immediately prior to the Merger, all of its respective shares of AGAC Common Stock, as of such time (the “Effective Time”).

     B. Following the contribution by the Contributing Stockholder of its shares of AGAC Common Stock pursuant to this Agreement, the Company will be the beneficial owner of approximately 93.6% of the outstanding shares of AGAC Common Stock.

     C. It is intended that for U.S. federal income tax purposes, the Merger will qualify as a reorganization and this Agreement will constitute a “plan or reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder.

     D. The Contributing Stockholder desires to evidence herein their consent to, and approval of, the Merger.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties hereto agree as follows:

1.                Interpretation of this Agreement.

(a) Terms Defined. As used in this Agreement, the following terms when used in this Agreement have the meanings set forth below:

“AGAC” shall have the meaning given to it in the recitals of this Agreement.

“AGAC Common Stock” shall have the meaning given to it in the recitals of this Agreement.

“Agreement” means this Contribution Agreement and all exhibits and schedules hereto, as amended, modified or supplemented from time to time.

“Company” shall have the meaning given to it in the preamble of this Agreement.

“Contributed Shares” shall have the meaning given to it in Section 2(a) of this Agreement.

“Contributing Stockholder” shall have the meaning given to it in the preamble of this Agreement.

“Effective Time” shall have the meaning given to it in the recitals of this Agreement.

“Merger” shall have the meaning given to it in the recitals of this Agreement.

“NRS” shall have the meaning given to it in the recitals of this Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Surviving Corporation” shall have the meaning given to it in the recitals of this Agreement.

(b) Interpretation. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in masculine, feminine or neuter gender shall include the masculine, feminine and the neuter.

2.                 Contribution of AGAC Common Stock; Issuance of Shares; Consent to Merger.

(a) Contribution of AGAC Common Stock. At the Effective Time, the Contributing Stockholder shall contribute, assign and transfer to the Company, and the Company shall accept, all shares of AGAC Common Stock held by the Contributing Stockholder (the “Contributed Shares”), free and clear of all liens, claims, encumbrances and restrictions of any kind whatsoever.

(b) Issuance of Shares. In consideration for the Contributing Stockholder’s contribution of the Contributed Shares to the Company pursuant to Section 2(a), the Company shall issue one share of common stock free and clear of any liens, claims, encumbrances and restrictions of any kind whatsoever.

(c) Consent to the Merger. The Contributing Stockholder, as evidenced by its signature hereto, in lieu of a special meeting of the stockholders of the Company, does hereby consent to and approve the Merger, and the other transactions contemplated herein and therein.

3.                 Termination. This Agreement and the obligation of the Contributing Stockholder to contribute the Contributed Shares will terminate automatically and immediately upon the full discharge of the obligations herein in connection with the Merger.

4.                 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.

5. Complete Agreement. This Agreement embodies the complete agreement and understanding between the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter of this Agreement in any way.

6.                 Counterparts. This Agreement may be executed on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Any telecopied signature shall be deemed a manually executed and delivered original.

7.                 Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Contributing Stockholder, the Company, and their respective successors and assigns and, where applicable, heirs and personal representatives.

8.                 Choice of Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada without regard to conflicts of laws principles thereof and all questions concerning the validity and construction of this Agreement shall be determined in accordance with the laws of such state. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE OF NEVADA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREES, ON BEHALF OF ITSELF AND ON BEHALF OF SUCH PARTY’S SUCCESSOR’S AND ASSIGNS, THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION SUCH PERSON MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

9.                 Amendments and Waivers. No provision of this Agreement may be amended or waived without the prior written consent or agreement of the Contributing Stockholder and the Company.

10.                 No Third Party Beneficiary. Except for the parties to this Agreement and their respective successors and assigns, nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any person other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, intending to be legally bound hereby, each of the undersigned has duly executed and delivered this Contribution Agreement as of the day and year first above written.

AGF Industrial Limited

By: /s/ Zhan Youdai
Name: Zhan Youdai
Title: Director

Asia Green Food Enterprise Limited

By: /s/ Zhan Youdai
Name: Zhan Youdai
Title: Director

Signature Page – Asia Green Food Enterprise Limited and AGF Industrial Limited Contribution Agreement